PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement ("Agreement") is made and entered into September 6, 2001 by and between DCH Technology, Inc. ("Seller") and Rediger Investment Corporation or assignee ("Buyer").

                                    RECITALS

     A. Seller is the owner of the fee estate in that certain real property in the City of Valencia, County of Los Angeles, State of California, more particularly described in Exhibit A attached hereto and made a part hereof, which is improved with an industrial building of approximately 16,897 square feet located at 24832 Avenue Rockefeller, Valencia, California (which land and improvements are collectively referred to as the "Property").

     B. Buyer desires to purchase the Property (as hereinafter defined) from Seller, and Seller desires to sell the Property to Buyer, upon the terms and conditions stated in this Agreement.

Now, therefore, in consideration of the mutual covenants of the parties herein contained and other valuable consideration, the parties agree as follows:

                          ARTICLE 1 - SALE AND PURCHASE

Section  1.1        Sale  of  Property.  Subject  to  the  terms,  covenants and
------------   conditions  of  this  Agreement,  Seller shall sell to Buyer, and
               Buyer  shall  purchase  from  Seller,  all  of  the  Property.

Section  1.2        The  Property.  In  addition  to  the fee simple estate, the
------------   Property  includes,  to  the  full  extent  of Seller's ownership thereof,  the  following:

               (a) Improvements. The buildings and all other improvements, structures and fixtures of every kind and nature presently on, in or under or hereafter erected, installed or used in, on or about the Property (the "Improvements").

               (b) Leases. All of Seller's right, title and interest in all of the leases and tenancy agreements affecting the Property and any other leases hereafter executed in accordance with this Agreement (collectively, the "Leases").

               (c) Equipment. All renderings, models, and other personal property of every kind and character owned by Seller and attached to, appurtenant to, or located on and used in connection with the operation of the Improvements or the Property (collectively, the "Tangible Personal Property") as set forth on the attached Exhibit B. Seller to deliver through Escrow Holder to Buyer an inventory list and bill of sale of such Tangible Personal Property.

The Property and all of the items referred to in subsections (a) through (c) above are collectively referred to in this Agreement as the "Property".

                            ARTICLE 2 - CONSIDERATION


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Section  2.1        Purchase Price.  The  purchase  price (the "Purchase Price")
------------   to  be paid by Buyer to Seller for the Property is cash in United
               States  Dollars  equal  to:

               (a) One Million Two Hundred Fifty Six Thousand and No/100 Dollars ($1,256,000.00).

               (b) Not less than one (1) day before the Closing Date, Buyer shall deliver to Escrow Holder (as defined in Section 7.1) cash, or a cashier's check made payable to Escrow Holder in the amount of the required purchase price, less the Deposit referred to in Section 3.1 ("Cash Balance"), and Buyer's share of escrow costs and prorations as provided in Section
                    7.3 hereof. Seller shall pay its share of costs and expenses under this Agreement from the funds of Seller at the close of escrow.

                              ARTICLE 3 - DEPOSITS

Section 3.1 Deposit. Within five (5) days of the full execution of ------------ this Agreement, Buyer shall deliver to Escrow Holder a bank cashier's  check  payable to Escrow Holder in the amount of Fifty
               Thousand and No/100 Dollars ($50,000.00). Said Deposit shall be held by Escrow Holder in an interest bearing account and any and all interest accrued thereon shall be credited to Buyer at close or termination of escrow. For the purposes of this Agreement the Closing Date or Closing shall be the date on which the Grant Deed for the Property is recorded in the Official Records of Los
               Angeles  County.

                         ARTICLE 4 - CONDITIONS OF TITLE

Section 4.1 Title. Title shall be approved by Buyer in writing through ----------- escrow within seven (7) days of receipt of a current preliminary title  report furnished at Seller's expense. Seller shall furnish
               Buyer  at  Seller's  expense  a  standard  California  Land Title
               Association policy issued by Old Republic Title Company, showing title vested in Buyer subject only to those items approved by Buyer as stated above. If Seller is unwilling or unable to eliminate any title matter disapproved by Buyer as above Buyer may terminate this Agreement and Escrow Holder shall immediately refund Buyer's full deposit to Buyer, including any interest accrued thereon, and escrow shall be canceled as of the date of delivery of said termination notice to Escrow Holder. All rights and obligations of the parties existing hereunder shall immediately terminate and be of no further force or effect whatsoever.

            ARTICLE 5 - DELIVERIES BY SELLER AND CONDITIONS PRECEDENT

Section  5.1        Deliveries  by  Seller.  Within five (5) calendar days after
------------   the  date  of  this  Agreement, Seller shall deliver to Buyer the following  items:

                    (A)  As  built  approved  building  plans
                    (B)  Notice(s)  of  completion
                    (C)  Expense  records  for  the  property
                    (D)  Copies  of  unexpired warranties regarding the Property
                    (E) Studies, reports, documents, or any other agreements, if any, that will affect the Property beyond the


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                         Closing.
                    (F) Completed American Industrial Real Estate Association Property Information Form

               Seller shall provide Buyer with all of the items required from Seller as set forth in this Section on or before the fifth (5th) calendar day following the date of this Agreement. In the event Seller does not do so, the Contingency Period and the Closing Date shall be extended one (1) day for each day of Seller's delay.

Section  5.2        Conditions  Precedent.
------------        Buyer's obligation to purchase the Property shall be subject to:

               (A) Buyer's delivery within three (3) days from Buyer's receipt of those items detailed in Section 5.1 of written instructions to Escrow Holder stating that Buyer intends to proceed with the Closing (such time period shall deemed the "Contingency Period").

               (B) Seller's (as Lessee) and Buyer's (as Lessor) execution within five (5) days of the date of this Agreement of a mutually acceptable lease with Base Rent starting at $10,425.45 per month (61.7" per foot) on a triple net basis for ten years with annual 3.5% fixed increases.

               (C) Seller's performance of each and every obligation of Seller set forth herein.

               Seller's  obligation  to  sell  the Property shall be subject to:

               (A)  Buyer's  delivery  to  escrow  of the amounts referred to in
                    Section 5.1 and Buyer's performance of each and every obligation of Buyer set forth herein.

Should either i) Buyer, in its sole and absolute discretion and for any reason whatsoever, fail to deliver written notice as detailed in Section 5.2 (A) above to Escrow Holder within the Contingency Period or ii) Buyer and/or Seller not execute a lease in accordance with Section 5.2(B) above within the time periods referenced therein, then without any further instruction from Buyer or Seller this Agreement and the escrow contemplated hereunder shall be deemed terminated and the Deposit along with any and all accrued interest thereon shall be immediately returned to Buyer. In such case, the obligations of each party to the other shall cease.

                   ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

Section 6.1 Seller agrees that the Property shall be maintained in its ------------ present condition by Seller until close of escrow at which time
               Seller further agrees that all systems on the Property, including but not limited to electrical, heating, air conditioning, and plumbing will be in good working condition and the roof will be in good repair without leakage. Grounds will be maintained free of debris, and there shall be no broken window glass. Seller further represents that he has no knowledge of any material defects affecting said Property.

Section 6.2 Seller represents and warrants that (1) Seller is the owner ----------- of the Property and has the full right, power and authority to sell,  convey  and  transfer  the  Property  to Buyer as provided


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               herein,  and to perform Seller's obligations hereunder; (2)Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, instrumentality, arbitrator(s) court or tribunal that would affect the Property or the right to occupy or utilize same; (3)
               Seller has not received any notice of public improvements that will involve any charge against the Property; (4) Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance nor of the existence or prior existence of any above or below ground storage tank or tanks; and (5) Seller is not the subject of a current or contemplated bankruptcy, insolvency or probate proceeding.

Section 6.3 Seller represents and warrants that Seller shall not cause ------------ a Material Change, as hereinafter defined, to have occurred with respect to the Property that has not been approved in writing by Buyer. For purposes of this Agreement, a "Material Change" shall be a change in the status of the use, occupancy, tenants, or condition of the Property that occurs after the date of this Agreement and prior to the Closing. Should a Material Change occur prior to Closing, Buyer shall have ten (10) days following receipt of written notice from any source of any such Material
               Change within which to approve or disapprove same. Unless otherwise notified in writing by either Party or Broker(s), Escrow Holder shall assume that no Material Change has occurred prior to the Closing. If there occurs a Material Change and Buyer does not approve of same, Buyer may elect to cancel this Agreement as a result of such Material Change and the Deposit plus any accrued interest thereon shall be returned to Buyer and the Grant Deed shall be returned to Seller.

Section  6.4        Seller  shall  indemnify Buyer and shall hold Buyer harmless
------------   from  any  and  all  loss,  damages,  suits,  penalties,  costs, liability, and expenses including legal expenses arising out of any claim for loss or damage to the Property, injuries to or death of persons, contamination of or adverse effects on the environment, or any violation of statutes, ordinances, orders, rules, or regulations of any governmental entity or agency, caused by or resulting from any hazardous material, substance, or waste currently on, in, or under the Property and existing improvements as of the date of close of escrow.

                               ARTICLE 7 - CLOSING

Section 7.1 Closing. The sale and purchase transaction contemplated by ------------ this Agreement ("Closing") shall be consummated through an escrow to be opened with OLD REPUBLIC TITLE COMPANY. Escrow shall be opened by delivery to Escrow Holder of a counterpart of this Agreement, executed by Seller and Buyer and the delivery of Buyer's Deposit to Escrow Holder. This Agreement shall constitute
               Escrow Holder's instructions respecting the closing of the purchase and sale of the Property.

Section 7.2 Closing Date. Escrow shall close on or before the third ------------ (3rd) day following Buyer's receipt of the those items required to be delivered by Seller to Buyer as detailed in Section 5.1 or such other date as the parties may hereafter determine in writing.

Section 7.3 Closing Costs. At Closing, Seller shall pay the following ------------ costs of Closing: Documentary transfer taxes, the premium for the
               CLTA Owner's Policy of Title Insurance and one half of the escrow fee. Any bond or assessment which is a lien shall be paid by Seller. Buyer shall pay one half of the escrow fee. Property taxes, premiums on insurance acceptable to Buyer, shall be


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               prorated  as  of  the  Closing  Date.

Section  7.4        Estimated  Closing  Statement.  Escrow  shall  provide  both
------------   Buyer  and  Seller  an  estimated closing statement no later than three  days  prior  to  Closing.

                            ARTICLE 8 - MISCELLANEOUS

Section 8.1 Buyer reserves the right to assign on the same price and ------------ terms contained herein, and Seller agrees to cooperate in effecting an I.R.C. Section 1031 tax deferred exchange prior to close of escrow upon Buyer's written notice through escrow of intention to do so. Buyer shall pay any additional costs incurred in said exchange(s) and Seller shall incur no liability by cooperating with Buyer in this regard.

Section  8.2        Time  is  of  the essence of this Agreement.  "Days" as used
------------   herein  shall  mean  business  days  unless  otherwise specified.

Section 8.3 IN THE EVENT BUYER FAILS OR REFUSES TO PERFORM ANY OF THE ------------ COVENANTS CONTAINED HEREIN TO BE PERFORMED BY BUYER, OR IF BUYER
               SHALL  FAIL  TO  CLOSE  ESCROW  FOR  ANY  OTHER REASON OTHER THAN
               SELLERS  DEFAULT OR TERMINATION OF THIS AGREEMENT PURSUANT TO THE
               PROVISIONS  OF  THIS  AGREEMENT,  THEN SELLERS SOLE AND EXCLUSIVE
               REMEDY  SHALL BE TO TERMINATE THIS AGREEMENT AND ESCROW BY NOTICE
               TO  BUYER  AND  ESCROW  HOLDER AND RECEIVE THE FUNDS DEPOSITED BY
               BUYER  WITH  ESCROW  HOLDER PLUS ANY INTEREST ACCRUED THEREON, IT
               BEING EXPRESSLY UNDERSTOOD AND AGREED THAT SUCH AMOUNT SHALL BE A
               REASONABLE  APPROXIMATION OF THE DAMAGES SUFFERED BY SELLER SINCE
               THE SAME ARE DIFFICULT TO ASCERTAIN, AND THEREAFTER NEITHER PARTY
               SHALL HAVE ANY OBLIGATIONS TO THE OTHER, EXCEPT THAT ALL COSTS OF
               CANCELLATION SHALL BE PAID BY BUYER. SELLER AND BUYER ACKNOWLEDGE
               AND  AGREE  THAT  SUCH  REMUNERATION  IS REASONABLE AS LIQUIDATED
               DAMAGES  AND  SHALL  BE  IN  LIEU  OF  ANY OTHER RELIEF, RIGHT OR
               REMEDY,  AT  LAW OR IN EQUITY, TO WHICH SELLER MIGHT OTHERWISE BE
               ENTITLED  BY  REASON  OF  BUYERS  DEFAULT.

               BY INITIALING THIS CLAUSE, BUYER AND SELLER INDICATE THEIR AWARENESS AND ACCEPTANCE OF EACH AND EVERY PROVISION HEREOF AND ACKNOWLEDGES THAT BOTH BUYER AND SELLER HAVE HAD THE OPPORTUNITY TO SEEK ADVICE FROM LEGAL COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE

               BUYER'S INITIALS:______________ SELLER'S INITIALS:_______________

               EXCEPT FOR CIRCUMSTANCES BEYOND SELLER'S CONTROL IF SELLER SHALL FAIL TO CONVEY THE PROPERTY TO BUYER IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, AND SUCH FAILURE CONSTITUTES A DEFAULT BY SELLER HEREUNDER, THEN BUYER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT AND RECEIVE BACK THE DEPOSIT PLUS


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               $375,000  AS  LIQUIDATED  DAMAGES AT WHICH TIME THE PARTIES SHALL
               HAVE NO FURTHER OBLIGATIONS TO EACH OTHER AND THIS AGREEMENT SHALL BE TERMINATED. EXCEPT FOR CIRCUMSTANCES WITHIN SELLER'S CONTROL IF SELLER SHALL FAIL TO CONVEY THE PROPERTY TO BUYER IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, AND SUCH FAILURE CONSTITUTES A DEFAULT BY SELLER HEREUNDER, THEN BUYER SHALL HAVE THE RIGHT TO EITHER ONE AND ONLY ONE OF THE FOLLOWING REMEDIES; (A) THE RIGHT TO PURSUE THE SPECIFIC PERFORMANCE OF THIS AGREEMENT, OR (B) TERMINATE THIS AGREEMENT AND RECEIVE BACK THE DEPOSIT PLUS $50,000 AS LIQUIDATED DAMAGES AT WHICH TIME THE PARTIES SHALL HAVE NO FURTHER OBLIGATIONS TO EACH OTHER AND THIS AGREEMENT SHALL BE TERMINATED. IF BUYER FAILS TO FILE SUIT FOR SPECIFIC PERFORMANCE AGAINST SELLER IN AN APPROPRIATE COURT ON OR BEFORE THE DATE WHICH IS THIRTY (30) DAYS FOLLOWING THE LAST DATE UPON WHICH THE CLOSING DATE COULD HAVE OCCURRED WITHOUT SELLER BEING IN DEFAULT, THEN BUYER SHALL BE DEEMED TO HAVE ELECTED THE REMEDY UNDER CLAUSE (B) PRECEDING. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION
               8.4 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

               BUYER'S  INITIALS:_______             SELLER'S  INITIALS:_______


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Section  8.4        ARBITRATION  OF  DISPUTES.  ANY  CONTROVERSY  AS  TO WHETHER
------------   SELLER  IS  ENTITLED  TO  THE  LIQUIDATED DAMAGES AND/OR BUYER IS
               ENTITLED  TO  THE RETURN OF DEPOSIT MONEY, SHALL BE DETERMINED BY
               BINDING  ARBITRATION  BY  AND  UNDER  THE COMMERCIAL RULES OF THE
               AMERICAN  ARBITRATION  ASSOCIATION  ("COMMERCIAL  RULES").
               ARBITRATION  HEARINGS  SHALL  BE  HELD  IN  THE  COUNTY WHERE THE
               PROPERTY  IS LOCATED. ANY SUCH CONTROVERSY SHALL BE ARBITRATED BY
               THREE ARBITRATORS WHO SHALL BE IMPARTIAL REAL ESTATE BROKERS WITH
               AT  LEAST  5 YEARS OF FULL TIME EXPERIENCE IN BOTH THE AREA WHERE
               THE  PROPERTY  IS LOCATED AND THE TYPE OF REAL ESTATE THAT IS THE
               SUBJECT  OF  THIS  AGREEMENT.  THEY  SHALL BE APPOINTED UNDER THE
               COMMERCIAL  RULES.  THE ARBITRATORS SHALL HEAR AND DETERMINE SAID
               CONTROVERSY  IN  ACCORDANCE WITH APPLICABLE LAW, THE INTENTION OF
               THE  PARTIES  AS  EXPRESSED  IN THIS AGREEMENT AND ANY AMENDMENTS
               THERETO,  AND  UPON  THE  EVIDENCE  PRODUCED  AT  AN  ARBITRATION
               HEARING.  PRE-ARBITRATION  DISCOVERY  SHALL  BE  PERMITTED  IN
               ACCORDANCE  WITH  THE COMMERCIAL RULES OR STATE LAW APPLICABLE TO
               ARBITRATION  PROCEEDINGS. THE AWARD SHALL BE EXECUTED BY AT LEAST
               TWO  OF  THE  THREE ARBITRATORS, BE RENDERED WITHIN 30 DAYS AFTER
               THE CONCLUSION OF THE HEARING, AND MAY INCLUDE ATTORNEYS FEES AND
               COSTS  TO  THE  PREVAILING PARTY. JUDGEMENT MAY BE ENTERED ON THE
               AWARD  IN ANY COURT OF COMPETENT JURISDICTION NOTWITHSTANDING THE
               FAILURE  OF  A  PARTY DULY NOTIFIED OF THE ARBITRATION HEARING TO
               APPEAR  THEREAT.


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               BUYER'S  RESORT  TO  OR  PARTICIPATION  IN  SUCH  ARBITRATION
               PROCEEDINGS SHALL NOT BAR SUIT IN A COURT OF COMPETENT JURISDICTION BY THE BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE UNLESS AND UNTIL THE ARBITRATION RESULTS IN AN AWARD TO THE SELLER OF LIQUIDATED DAMAGES, IN WHICH EVENT SUCH AWARD SHALL ACT AS A BAR AGAINST ANY ACTION BY BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE.

               NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THIS ARBITRATION OF DISPUTES PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

               BY INITIALING THIS CLAUSE, BUYER AND SELLER INDICATE THEIR AWARENESS AND ACCEPTANCE OF EACH AND EVERY PROVISION HEREOF AND ACKNOWLEDGES THAT BOTH BUYER AND SELLER HAVE HAD THE OPPORTUNITY TO SEEK ADVICE FROM LEGAL COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE.

               BUYER'S  INITIALS:__________       SELLER'S INITIALS:____________

Section 8.5 Any and all agreements affecting the Property not ------------ specifically approved and assumed by Buyer in writing shall be terminated by Seller prior to the close of escrow so that said agreements, after the close of escrow, shall have no further force or effect nor shall be in any way binding upon the Buyer.

Section 8.6 If any party brings an action or proceeding (including ------------ arbitration) involving the Property, to enforce the terms hereof, or to declare rights hereunder, the Prevailing Party (as hereinafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgement. The term "Prevailing Party" shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgement, or the abandonment by the other party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

Section 8.7 Buyer and Seller acknowledge that there are no oral or ------------ written agreements made outside this Agreement not contained herein in writing and all parties agree that they are not acting on any representations whatsoever except as is specifically set forth in writing herein.


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Section 8.8         Seller  is aware that Buyer is a real estate licensee who in
-----------    no  manner  represent  the  interests  of  Seller.

Section 8.9 Buyer and Seller hereby acknowledge and agree that Daum ------------ Commercial Real Estate Services is the procuring cause of this transaction.  Daum  Commercial  Real  Estate  Services represents
               Seller only and in no manner whatsoever is a subagent and/or representative of Buyer. Buyer and Seller each represent and warrant to the other that he/she/it has had no dealing with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Broker(s) named above and no broker or other person, firm or entity, other than said
               Broker(s) is/are entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such Party.

Section 8.10 This Agreement shall be binding upon, and inure to the ------------- benefit of, Seller and Buyer and their respective successors and assigns, except  as  otherwise  provided  herein.

The offer made by this Purchase and Sale Agreement dated September 6, 2001 shall remain open until 5:00 PM on that date and must be accepted as presented and returned with receipt acknowledged by Buyer on or before that time, in writing, or otherwise this Agreement shall be of no further force or effect.

BUYER:     REDIGER  INVESTMENT  CORPORATION


______________________________                 _________________________________
Denis  K. Rediger, Secretary                   Daren R. Rediger, Vice President

SELLER:


______________________________                 _________________________________


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